
                                                 EXHIBIT 2
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                      IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
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                           Citigroup Global Markets Inc., a broker or dealer registered under
                                     Section 15 of the Act. (15 U.S.C. 78o)

                      Smith Barney Fund Management LLC, an investment advisor in accordance with
                                        Section 240.13d -1(b) (1)(ii)(E)

                        Each of the undersigned hereby affirms the identification and Item 3
                               Classification of the subsidiary(s) which acquired the
                                    securities filed for in this Schedule 13G.



                      Date: February 11, 2004


                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                          By: /s/ Joseph B. Wollard
                                              --------------------------------
                                              Name:  Joseph B. Wollard
                                              Title: Assistant Secretary


                                          CITIGROUP INC.


                                          By: /s/ Joseph B. Wollard
                                              --------------------------------
                                               Name:  Joseph B. Wollard
                                               Title: Assistant Secretary
